Exhibit 99.1

For Immediate Release

Phibro Animal Health Corporation Reports Third Quarter Results

TEANECK, N.J., May 6, 2019 (GLOBE NEWSWIRE) – Phibro Animal Health Corporation (NASDAQ:PAHC) today announced its financial results for its third quarter ended March 31, 2019.

Highlights for the March 2019 quarter (compared to the March 2018 quarter)

-	Net sales of $206 million, a decrease of $3 million, or 2%

-	Net income of $15 million, a decrease of $5 million

-	Diluted EPS of $0.37, a decrease of $0.12

-	Adjusted EBITDA of $30 million, a decrease of $3.4 million, or 10%

-	Adjusted diluted EPS of $0.39, a decrease of $0.07, or 15%

Phibro also updated its full year financial guidance, to include:

-	Net sales of $828 to $833 million

-	Diluted EPS of $1.40 to $1.44

-	Adjusted EBITDA of $118 to $120 million

-	Adjusted diluted EPS of 1.50 to $1.55

COMMENTARY

“We are disappointed in our third quarter results and outlook for the remaining quarter of our fiscal year. In our third quarter, we saw the domestic poultry sector make seasonal program choices that reduced demand for our products, and the domestic dairy sector continued to decline. We also saw unexpected softness in some international markets. Our business in China continued strong in the March quarter, as customers took programmed deliveries. Looking ahead, we do expect substantially weaker sales in China as African Swine Fever reduces demand. We have reset our expectations for our fiscal year ending June 2019 to reflect the headwinds we are facing, including, among other things, the disruption of African Swine Fever in China. We continue to believe our business is well positioned to support the global protein industry as it responds to increasing demand,” said Jack Bendheim, Phibro’s Chairman, President and Chief Executive Officer.

“While we expect the production of swine, poultry and other proteins to increase in the United States, Brazil and other markets to offset the lost animals in China and meet the global demand for pork and other proteins, we are unsure at this point of the timing and other elements of how this will play out. To give a sense of the magnitude, Rabobank’s most recent analysis shows China has lost up to 200 million pigs (30% of Chinese swine production); the loss is larger than the entire current US production. We anticipate the combination of our innovative nutritional specialty products and vaccines, plus our strong portfolio of medicated feed additives, will be important tools for our customers as they increase production.”

“In addition, profitability in the Mineral Nutrition business was about level with the prior year for the quarter, marking encouraging progress compared with recent trends. We have minimized operational spending wherever possible to protect current year profitability, while we continue to invest expense dollars to develop future growth opportunities,” said Mr. Bendheim.

QUARTERLY RESULTS

Net sales

Net sales of $205.7 million for the three months ended March 31, 2019, decreased $3.2 million, or 2%, as compared to the three months ended March 31, 2018. Animal Health and Mineral Nutrition declined $3.1 million and $2.3 million, respectively, while Performance Products grew $2.2 million.

Animal Health

Net sales of $129.2 million for the three months ended March 31, 2019, decreased $3.1 million, or 2%. Net sales of MFAs and other increased $1.2 million, or 1%, due to increased international volumes, particularly in the Asia Pacific and Latin America regions, partially offset by lower domestic demand from the poultry and swine sectors. Net sales of nutritional specialty products declined by $3.1 million, or 10%, due to volume declines from continued negative dairy industry conditions and reduced demand from poultry customers. Net sales of vaccines declined $1.1 million, or 6%, due to the loss of a domestic distribution arrangement and turbulent economic conditions in certain international countries; volume growth in other international markets partially offset the reductions.

Mineral Nutrition

Net sales of $60.7 million for the three months ended March 31, 2019, decreased $2.3 million, or 4%, on reduced volumes. A modest increase in overall selling prices contributed to the net sales increase and partially offset the volume decline. Our selling prices of mineral nutrition products generally move in direct correlation with the underlying commodity costs.

Performance Products

Net sales of $15.9 million for the three months ended March 31, 2019, increased $2.2 million, or 16%, due to volume growth of personal care products.

Gross profit

Gross profit of $64.9 million for the three months ended March 31, 2019, decreased $4.2 million, or 6%, as compared to the three months ended March 31, 2018. Gross profit decreased to 31.5% of net sales for the three months ended March 31, 2019, as compared to 33.1% for the three months ended March 31, 2018.

Animal Health gross profit decreased $4.5 million due to volume declines in nutritional specialty and vaccine products and unfavorable product mix. Mineral Nutrition gross profit decreased $0.6 million, primarily due to lower volumes. Performance Products gross profit increased $0.9 million, primarily due to volume growth, favorable product mix and improved manufacturing efficiencies.

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Selling, general and administrative expenses

Selling, general and administrative expenses (“SG&A”) of $42.3 million for the three months ended March 31, 2019, decreased $0.3 million as compared to the three months ended March 31, 2018. SG&A for the three months ended March 31, 2019, included $0.6 million of stock-based compensation. SG&A for the three months ended March 31, 2018, included $0.2 million in acquisition-related compensation costs.

Animal Health and Mineral Nutrition SG&A declined $1.3 million and $0.5 million, respectively, primarily due to close control of spending and a reduction in incentive compensation. Performance Products SG&A was even with the prior year. Corporate costs increased $1.1 million due to increased business development expenses and public company costs associated with strengthening and testing of controls over financial reporting, partially offset by reduced incentive compensation. Stock-based compensation and acquisition-related compensation costs resulted in a net $0.4 million increase in SG&A.

Interest expense, net

Interest expense, net of $2.9 million for the three months ended March 31, 2019, decreased $0.1 million as compared to the three months ended March 31, 2018. Improved earnings on short-term investments and the termination of acquisition-related accrued interest offset increased interest expense resulting from increased debt levels and increased variable interest rates.

Foreign currency (gains) losses, net

Foreign currency (gains) losses, net for the three months ended March 31, 2019, amounted to net losses of $0.1 million, as compared to $1.0 million in net gains for the three months ended March 31, 2018. Foreign currency gains and losses primarily arose from cash and intercompany balances.

Provision for income taxes

The provision for income taxes was $4.7 million and $4.5 million for the three months ended March 31, 2019 and 2018, respectively. The effective income tax rate was 23.9% and 18.6% for the three months ended March 31, 2019 and 2018, respectively. The provision for income taxes for the three months ended March 31, 2019 included a $0.1 million charge for the U.S. federal GILTI provisions of the comprehensive U.S. income tax legislation. The provision for income taxes for the three months ended March 31, 2019 included a $0.5 million benefit from increased foreign tax credits, a $0.2 million benefit from an adjustment to the previously recorded mandatory toll charge on deemed repatriation of undistributed earnings of foreign subsidiaries and a $0.1 million benefit from the exercise of employee stock options. The effective income tax rate, without these benefits, would have been 27.8% for the three months ended March 31, 2019. The effective income tax rate reflects the statutory 21% U.S. federal income tax rate.

The provision for income taxes for the three months ended March 31, 2018 included a $1.0 million benefit from the exercise of employee stock options and a $0.8 million benefit from the release of unrecognized tax amounts. The effective income tax rate, without these benefits, would have been 26.0% for the three months ended March 31, 2018. The effective income tax rate reflected the statutory 28.1% U.S. federal income tax rate applicable to our fiscal year 2018.

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Net income

Net income of $14.8 million for the three months ended March 31, 2019, decreased $5.0 million, as compared to net income of $19.8 million for the three months ended March 31, 2018. A $4.2 million reduction in gross profit due to reduced volumes and unfavorable product mix was the principal reason for the decline. An increased effective tax rate also contributed to the decline.

Adjusted EBITDA

Adjusted EBITDA of $30.0 million for the three months ended March 31, 2019, decreased $3.4 million or 10%, as compared to the three months ended March 31, 2018. Animal Health Adjusted EBITDA decreased $3.1 million, or 8%, due to a gross profit decline, partially offset by reduced SG&A. Mineral Nutrition Adjusted EBITDA declined $0.1 million. Performance Products Adjusted EBITDA increased $0.9 million, driven by sales growth and favorable gross profit. Corporate expenses increased $1.2 million due to increased business development expenses and public company costs associated with strengthening and testing of controls over financial reporting.

Adjusted provision for income taxes

The adjusted effective income tax rate for the three months ended March 31, 2019, was 26.4%, compared to 26.8% for the three months ended March 31, 2018.  The current period was only slightly favorable to the prior year, despite a 21% U.S. federal statutory rate this year compared to a 28.1% U.S. federal statutory rate last year. The reduced federal statutory rate was offset by an unfavorable mix of global taxable income plus the effects of the Global Intangible Low-Tax Income (GILTI) provisions of the new federal income tax act.

Adjusted diluted EPS

Adjusted diluted EPS was $0.39 for the quarter, a decrease of $0.07 as compared to $0.46 last year, primarily due to a reduction in gross profit, partially offset by lower SG&A expenses and a slightly lower effective tax rate. The reduction in gross profit was the result of lower volumes and unfavorable product mix. The decrease in SG&A was driven by close control of spending and a reduction in incentive compensation.

Guidance

Our updated guidance for fiscal year 2019 is shown in detail on the schedule included with this press release. We have reduced our expectations for sales and profits due to several headwinds, including: lower seasonal sales than expected to the domestic poultry sector; the effect of African Swine Fever on our business in China; continued declines in the domestic dairy sector; and customer rotations in some of our international countries.

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WEBCAST & CONFERENCE CALL DETAILS

Phibro Animal Health Corporation will host a webcast and conference call during which the company will review its financial results and respond to questions.

Date:	Tuesday, May 7, 2019

Time:	9:00 AM Eastern

Location:	http://investors.pahc.com/events-presentations

U.S. Toll-Free:	+1 (877) 853-5634

International Toll:	+1 (315) 625-6893

Conference ID:	5679217

NOTE: In order to join this conference call, all participants will be required to provide the Conference ID number.

A replay of the webcast will be archived and made available on Phibro’s website.

DISCLOSURE NOTICES

Forward-Looking Statements: This communication contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical or current fact included in this report are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These statements are not guarantees of future performance or actions. If one or more of these risks or uncertainties materialize, or if management’s underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Phibro expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Quarterly Report on Form 10-Q and Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements” and “Risk Factors.” These filings and subsequent filings are available online at www.sec.gov, www.pahc.com, or on request from Phibro.

Non-GAAP Financial Information: We use non-GAAP financial measures, such as Adjusted EBITDA and adjusted net income, to assess and analyze our operational results and trends and to make financial and operational decisions. Management uses Adjusted EBITDA as its primary operating measure. We report adjusted net income to portray the results of our operations prior to considering certain income statement elements. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this communication should not be considered alternatives to measurements required by GAAP, such as net income, operating income and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this communication and/or our Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

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Internet Posting of Information: We routinely post information that may be important to investors in the “Investors” section of our website at www.pahc.com. We encourage investors and potential investors to consult our website regularly for important information about us.

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Phibro Animal Health Corporation

Consolidated Results of Operations

	Three Months				Nine Months
For the Periods Ended March 31	2019	2018	Change		2019	2018	Change
	(in millions, except per share amounts and percentages)

Net sales	$205.7	$208.9	$(3.2)	(2)%	$624.1	$608.2	$15.9	3%
Cost of goods sold	140.9	139.8	1.0	1%	424.8	408.8	16.0	4%
Gross profit	64.9	69.1	(4.2)	(6)%	199.3	199.4	(0.0)	(0)%
Selling, general and administrative	42.3	42.6	(0.3)	(1)%	128.2	126.6	1.6	1%
Operating income	22.6	26.5	(3.9)	(15)%	71.1	72.8	(1.7)	(2)%
Interest expense, net	2.9	3.1	(0.1)	(4)%	8.7	9.2	(0.5)	(5)%
Foreign currency (gains) losses, net	0.1	(1.0)	1.1	*	0.1	(1.0)	1.1	*
Income before income taxes	19.5	24.4	(4.9)	(20)%	62.3	64.5	(2.2)	(3)%
Provision for income taxes	4.7	4.5	0.1	3%	16.4	21.8	(5.4)	(25)%
Net income	$14.8	$19.8	$(5.0)	(25)%	$45.9	$42.8	$3.1	7%

Net income per share
basic	$0.37	$0.49	$(0.12)		$1.14	$1.07	$0.07
diluted	$0.37	$0.49	$(0.12)		$1.13	$1.06	$0.07

Weighted average common shares outstanding
basic	40.4	40.3			40.4	40.1
diluted	40.5	40.4			40.5	40.3

Ratio to net sales
Gross profit	31.5%	33.1%			31.9%	32.8%
Selling, general and administrative	20.6%	20.4%			20.5%	20.8%
Operating income	11.0%	12.7%			11.4%	12.0%
Income before income taxes	9.5%	11.7%			10.0%	10.6%
Net income	7.2%	9.5%			7.4%	7.0%
Effective tax rate	23.9%	18.6%			26.3%	33.7%

Amounts and percentages may reflect rounding adjustments

* Calculation not meaningful

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Phibro Animal Health Corporation

Segment Net Sales and Adjusted EBITDA

	Three Months				Nine Months
For the Periods Ended March 31	2019	2018	Change		2019	2018	Change
	(in millions, except percentages)
Net Sales
MFAs and other	$84.1	$82.9	$1.2	1%	$264.2	$244.6	$19.6	8%
Nutritional specialties	28.2	31.4	(3.1)	(10)%	84.7	94.8	(10.1)	(11)%
Vaccines	16.9	18.0	(1.1)	(6)%	51.1	54.7	(3.5)	(6)%
Animal Health	129.2	132.3	(3.1)	(2)%	399.9	394.0	5.9	2%
Mineral Nutrition	60.7	62.9	(2.3)	(4)%	177.8	174.6	3.2	2%
Performance Products	15.9	13.7	2.2	16%	46.4	39.6	6.8	17%
Total	$205.7	$208.9	$(3.2)	(2)%	$624.1	$608.2	$15.9	3%

Adjusted EBITDA
Animal Health	$33.2	$36.3	$(3.1)	(8)%	$104.9	$105.1	$(0.2)	(0)%
Mineral Nutrition	5.3	5.4	(0.1)	(2)%	11.9	14.7	(2.8)	(19)%
Performance Products	1.3	0.4	0.9	*	3.6	0.9	2.7	*
Corporate	(9.9)	(8.7)	(1.2)	*	(28.7)	(24.7)	(4.0)	*
Total	$30.0	$33.4	$(3.4)	(10)%	$91.7	$96.0	$(4.3)	(4)%

Ratio to segment net sales
Animal Health	25.7%	27.4%			26.2%	26.7%
Mineral Nutrition	8.7%	8.5%			6.7%	8.4%
Performance Products	8.4%	2.8%			7.7%	2.3%
Corporate (1)	(4.8)%	(4.1)%			(4.6)%	(4.1)%
Total (1)	14.6%	16.0%			14.7%	15.8%

(1) reflects ratio to total net sales

Reconciliation of GAAP Net Income to Adjusted EBITDA
Net income	$14.8	$19.8	$(5.0)	(25)%	$45.9	$42.8	$3.1	7%
Interest expense, net	2.9	3.1	(0.1)	(4)%	8.7	9.2	(0.5)	(5)%
Provision for income taxes	4.7	4.5	0.1	3%	16.4	21.8	(5.4)	(25)%
Depreciation and amortization	6.9	6.8	0.1	2%	20.4	20.0	0.4	2%
EBITDA	29.3	34.2	(4.9)	(14)%	91.4	93.8	(2.4)	(3)%
Acquisition-related cost of goods sold	-	-	-	*	-	1.7	(1.7)	*
Acquisition-related accrued compensation	-	0.2	(0.2)	*	-	1.1	(1.1)	*
Acquisition-related transaction costs	-	-	-	*	-	0.4	(0.4)	*
Other, net (1)	-	-	-	*	(1.5)	-	(1.5)	*
Stock-based compensation	0.6	-	0.6	*	1.7	-	1.7	*
Foreign currency (gains) losses, net	0.1	(1.0)	1.1	*	0.1	(1.0)	1.1	*
Adjusted EBITDA	$30.0	$33.4	$(3.4)	(10)%	$91.7	$96.0	$(4.3)	(4)%

(1) Other, net relates to the cancellation of a certain business arrangement

Amounts and percentages may reflect rounding adjustments

* Calculation not meaningful

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Phibro Animal Health Corporation

Adjusted Net Income

	Three Months				Nine Months
For the Periods Ended March 31	2019	2018	Change		2019	2018	Change
	(in millions, except per share amounts and percentages)

Adjusted cost of goods sold	$139.5	$138.5	$1.0	1%	$420.8	$403.3	$17.5	4%
Adjusted gross profit	66.2	70.4	(4.2)	(6)%	203.3	204.9	(1.6)	(1)%
Adjusted selling, general and administrative	41.5	42.2	(0.7)	(2)%	127.4	124.6	2.8	2%
Adjusted interest expense, net	2.9	2.8	0.2	6%	8.7	8.4	0.3	4%
Adjusted income before income taxes	21.7	25.4	(3.6)	(14)%	67.1	71.9	(4.7)	(7)%
Adjusted provision for income taxes	5.7	6.8	(1.1)	(16)%	18.7	20.2	(1.5)	(8)%
Adjusted net income	$16.0	$18.6	$(2.6)	(14)%	$48.5	$51.6	$(3.2)	(6)%

Adjusted net income per share diluted	$0.39	$0.46	$(0.07)	(15)%	$1.20	$1.28	$(0.08)	(6)%

Weighted average common shares outstanding diluted	40.5	40.4			40.5	40.3

Ratio to net sales
Adjusted gross profit	32.2%	33.7%			32.6%	33.7%
Adjusted selling, general and administrative	20.2%	20.2%			20.4%	20.5%
Adjusted income before income taxes	10.6%	12.1%			10.8%	11.8%
Adjusted net income	7.8%	8.9%			7.8%	8.5%
Adjusted effective tax rate	26.4%	26.8%			27.8%	28.1%

Reconciliation of GAAP Net Income to Adjusted Net Income
Net income	$14.8	$19.8	$(5.0)	(25)%	$45.9	$42.8	$3.1	7%
Acquisition-related cost of goods sold	-	-	-	*	-	1.7	(1.7)	*
Acquisition-related intangible amortization(1)	1.3	1.3	0.0	1%	4.0	3.8	0.1	3%
Acquisition-related intangible amortization(2)	0.2	0.2	0.1	31%	0.6	0.5	0.1	20%
Acquisition-related accrued compensation(2)	-	0.2	(0.2)	*	-	1.1	(1.1)	*
Acquisition-related transaction costs(2)	-	-	-	*	-	0.4	(0.4)	*
Other, net(2) (5)	-	-	-	*	(1.5)	-	(1.5)	*
Stock-based compensation (2)	0.6	-	0.6	*	1.7	-	1.7	*
Acquisition-related accrued interest	(0.0)	0.3	(0.3)	*	(0.0)	0.8	(0.8)	*
Foreign currency (gains) losses, net(3)	0.1	(1.0)	1.1	*	0.1	(1.0)	1.1	*
Adjustments to income taxes(4)	(1.1)	(2.2)	1.2	*	(2.3)	1.6	(3.9)	*
Adjusted net income	$16.0	$18.6	$(2.6)	(14)%	$48.5	$51.6	$(3.2)	(6)%

Amounts and percentages may reflect rounding adjustments

* Calculation not meaningful

(1)Included in cost of goods sold

(2)Included in selling, general and administrative

(3)Primarily related to intercompany balances

(4)Related to the income tax effect of pre-tax income adjustments and the exclusion of certain income tax items

(5)Relates to the cancellation of a certain business arrangement

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Phibro Animal Health Corporation

Operating and Investing Cash Flows

	Three Months			Nine Months
For the Periods Ended March 31	2019	2018	Change	2019	2018	Change
	(in millions)

EBITDA	$29.3	$34.2	$(4.9)	$91.4	$93.8	$(2.4)
Adjustments
Stock-based compensation	0.6	-	0.6	1.7	-	1.7
Acquisition-related cost of goods sold	-	-	-	-	1.7	(1.7)
Acquisition-related accrued compensation	-	0.2	(0.2)	-	1.1	(1.1)
Acquisition-related transaction costs	-	-	-	-	0.4	(0.4)
Other, net (1)	-	-	-	(1.5)	-	(1.5)
Foreign currency (gains) losses, net	0.1	(1.0)	1.1	0.1	(1.0)	1.1
Interest paid	(3.2)	(2.8)	(0.4)	(9.1)	(8.4)	(0.7)
Income taxes paid	(2.7)	(1.9)	(0.8)	(13.2)	(11.6)	(1.6)
Changes in operating assets and liabilities and other items	(8.5)	(5.9)	(2.6)	(37.2)	(15.7)	(21.5)
Cash used for acquisition-related transaction costs	-	-	-	-	(0.4)	0.4
Net cash provided (used) by operating activities	$15.7	$22.8	$(7.2)	$32.3	$59.9	$(27.6)

Short-term investments, net	$-	$(18.0)	$18.0	$1.0	$(45.0)	$46.0
Capital expenditures	(7.7)	(4.1)	(3.5)	(19.8)	(13.0)	(6.8)
Business acquisitions	-	-	-	(9.8)	(15.0)	5.2
Other investing, net	(0.3)	(0.9)	0.6	(0.3)	(1.6)	1.3
Net cash provided (used) by investing activities	$(7.9)	$(23.0)	$15.1	$(28.9)	$(74.6)	$45.7

Net cash flow before financing activities	$7.7	$(0.2)	$7.9	$3.4	$(14.7)	$18.1

(1) Other, net relates to the cancellation of a certain business arrangement

Amounts and percentages may reflect rounding adjustments

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Phibro Animal Health Corporation

Updated Guidance for fiscal year 2019

	GAAP
For the year ending June 30	2019			2018	Change from 2018						Change from Previous Guidance
	(in millions, except per share amounts and percentages)

Net sales - Animal Health segment	$529	-	$532	$532	$(3)	-	$0	(1)%	-	0%	$(21)	-	$(33)
Net sales	828	-	833	820	8	-	13	1%	-	2%	(22)	-	(42)

Gross profit	264	-	266	267	(3)	-	(1)	(1)%	-	(0)%	(19)	-	(26)
Selling, general and administrative	174	-	174	168	6	-	6	4%	-	4%	(10)	-	(18)
Operating income	90	-	92	99	(9)	-	(7)	(9)%	-	(7)%	(9)	-	(9)
Interest expense, net	12	-	12	12	(0)	-	(0)	(2)%	-	(2)%	1	-	0
Foreign currency (gains) losses, net	-	-	-	(1)	1	-	1	*	-	*	-	-	-
Income before income taxes	78	-	80	88	(10)	-	(8)	(11)%	-	(9)%	(9)	-	(9)
Provision for income taxes	21	-	22	23	(2)	-	(2)	(8)%	-	(7)%	(4)	-	(3)
Net income	$57	-	$58	$65	$(8)	-	$(6)	(13)%	-	(10)%	$(6)	-	$(5)

Net income per share - diluted	$1.40	-	$1.44	$1.61	$(0.21)	-	$(0.17)	(13)%	-	(10)%	$(0.14)	-	$(0.13)

Weighted average common shares outstanding - diluted	40.5	-	40.5	40.4							(0)	-	(0)

GAAP effective income tax rate	27.4%	-	26.9%	26.3%							(1.1)%	-	(1.1)%

	Adjusted
For the year ending June 30	2019			2018	Change from 2018						Change from Previous Guidance
	(in millions, except per share amounts and percentages)

Adjusted gross profit	269	-	271	274	(4)	-	(3)	(2)%	-	(1)%	(19)	-	(26)
Adjusted selling, general and administrative	173	-	172	166	7	-	7	4%	-	4%	(9)	-	(16)

Adjusted EBITDA	$118	-	$120	$129	$(11)	-	$(9)	(8)%	-	(7)%	$(11)	-	$(11)
Depreciation expense	21	-	21	21	0	-	0	2%	-	2%	(1)	-	(1)
Adjusted interest expense, net	12	-	12	11	1	-	1	8%	-	8%	1	-	0
Adjusted income before income taxes	85	-	87	97	(12)	-	(10)	(13)%	-	(11)%	(11)	-	(10)
Adjusted provision for income taxes	24	-	24	27	(3)	-	(2)	(10)%	-	(9)%	(3)	-	(3)
Adjusted net income	$61	-	$63	$70	$(10)	-	$(8)	(14)%	-	(11)%	$(7)	-	$(7)

Adjusted net income per share - diluted	$1.50	-	$1.55	$1.74	$(0.24)	-	$(0.19)	(14)%	-	(11)%	$(0.18)	-	$(0.17)

Ratio to net sales
Adjusted gross profit	32.5%	-	32.5%	33.4%							(1.4)%	-	(1.4)%
Adjusted selling, general and administrative	20.9%	-	20.7%	20.2%							(0.5)%	-	(0.9)%
Adjusted EBITDA	14.3%	-	14.4%	15.7%							(0.9)%	-	(0.6)%
Adjusted effective income tax rate	28.3%	-	27.8%	27.4%							(0.2)%	-	(0.2)%

Amounts and percentages may reflect rounding adjustments

* Calculation not meaningful

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About Phibro Animal Health Corporation

Phibro Animal Health Corporation is a diversified global developer, manufacturer and supplier of a broad range of animal health and mineral nutrition products for livestock, helping veterinarians and farmers produce healthy, affordable food while using fewer natural resources. For further information, please visit www.pahc.com.

Contact:	Phibro Animal Health Corporation
Richard Johnson
Chief Financial Officer
+1-201-329-7300
or
investor.relations@pahc.com

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